FORM OF
                                 CERTIFICATE OF APPOINTMENT OF
                                    AMERICAN STOCK TRANSFER
                                      & TRUST COMPANY as


          ___ TRANSFER AGENT                                   ___ REGISTRAR


                                          BY

                     Hyperion Collateralized Securities Fund, Inc.
                                a Maryland corporation

I, the undersigned, Secretary of the above named Corporation, DO HEREBY CERTIFY that

     1. The following resolution was duly adopted by the Initial Directors of the Corporation on _____________, 2003, the resolution has not been rescinded, and it is still in full force and effect:

     WHEREAS, the Corporation is authorized to issue, and it has issued the following capital stock:

    Class                 Par Value          Number of          Number of
                                             Shares             Shares Issued
                                             Authorized
    Common                $0.01              50,000,000         10,000

The address of the Corporation to which Notices may be sent  is:

One Liberty Plaza, 165 Broadway
New York, NY 10006

NOW, THEREFORE, IT IS RESOLVED that American Stock Transfer & Trust Company ("AST") is hereby appointed transfer agent and registrar for all said authorized shares of the Corporation, in accordance with the general practices of AST and its regulations set forth on the pamphlet submitted to this meeting entitled "Regulations of the American Stock Transfer & Trust Company."

     2. The following are the duly enclosed and qualified officers of the Corporation, holding the respective offices set opposite their names, and the signatures set opposite their names are their genuine signatures:

Name                                                 Signature

______________________ Chairman     ____________________________

______________________ President            ____________________________

______________________ Vice-President       ____________________________

______________________ Vice-President       ____________________________

______________________ Treasurer    ____________________________

______________________ Asst. Treasurer      ____________________________

______________________ Secretary    ____________________________

______________________ Asst. Secretary      ____________________________

     3. The name and address of legal counsel of the Corporation is:

David C. Mahaffey
Sullivan & Worcester LLP
1666 K Street, NW
Washington, DC  20036

     4. Attached is a specimen stock certificate for each denomination of capital stock (the "Stock") for which AST has been authorized to act as transfer agent or registrar.

     5. Attached is a true copy of the certificate of incorporation, as amended, of the Corporation.

     6. Attached is a true copy of the by-laws, as amended, of the Corporation.

     7. If any provision of the certificate of incorporation or by-laws of the Corporation, any court or administrative order, or any other document, affects any transfer agency or registrar function or responsibility relating to the shares, attached is a statement of each such provision.

     8. All certificates representing Shares which were not issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, bear a legend in substantially the following form:

     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares may not be sold, transferred or assigned in the absence of an effective registration for these shares under the Act or an opinion of the Corporation's counsel that registration is not required under the Act.

     All shares not so registered were issued or transferred in a transaction or series of transactions exempt from the registration provisions of the Act, and to each such issuance or transfer, the Corporation was so advised by his legal counsel.

     9. If any class of the Corporation's securities are registered under the Securities Exchange Act of 1934, as amended, the most recent Form 10-K, proxy statement and annual report to stockholders of the Corporation are attached.

     10. The initial term of AST's appointment hereunder shall be three years from the date hereof and the appointment shall automatically be renewed for further three year successive periods unless terminated by either party by written notice to the other given not less than ninety (90) days before the end of the initial or any subsequent three year period. Notwithstanding the aforegoing, AST shall be entitled to terminate the appointment forthwith on not less than thirty (30) days notice in the event that the Corporation commits any breach of its material obligations to AST including payment of any amount owing to AST. On termination of the appointment for any reason, AST shall be entitled to retain all transfer records and related documents until all amounts owing to AST have been paid in full.

     11. The corporation will advise AST promptly of any change in any information contained in, or attached to, this Certificate by a supplemental Certificate or otherwise in writing.

WITNESS my hand and seal of the corporation this ______ day ____________, 2003.

                                                    -----------------------
                                                    Treasurer

                                                    (corporate seal)